Exhibit 99.1

                      [PSS WORLD MEDICAL, INC. LETTERHEAD]


Contact: Robert C. Weiner
         Vice President, Investor Relations
         904-332-3287


                       PSS WORLD MEDICAL APPOINTS AUDITOR

                  Jacksonville, Florida (March 22, 2002) - PSS World Medical, Inc. (Nasdaq/NM:PSSI) announced today that its Board of Directors has dismissed Arthur Andersen and appointed KPMG LLP as the Company's independent auditors.

                  The appointment of KPMG LLP was made after careful consideration by the Board of Directors, its Audit Committee and management of the Company, and concludes an extensive evaluation process. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During its tenure as the Company's outside auditors, Arthur Andersen has provided quality service and has demonstrated a high level of professionalism.

                  A Form 8-K Current Report covering the dismissal of Arthur Andersen and the engagement of KPMG LLP will be filed by the Company with the Securities and Exchange Commission (the "SEC").

                  The Company anticipates that it will meet the filing requirement for its Annual Report on Form 10-K for the fiscal year ending March 28, 2002, with the SEC.

                  PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, long-term care providers and imaging consumers through its three business units to customers in all 50 states. Since its inception in 1983, PSS has become a leader in all three market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical fact are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are described from time to time in the Company's reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty and is under no obligation to update any forward-looking statements.